                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   THE CHARLES SCHWAB CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            ------------------------
                                      LOGO
                                ---------------

                                                                  March 24, 1995

Dear Stockholder:

    You are cordially invited to attend our Annual Meeting of Stockholders which will be held Monday, May 8, 1995 at 2 p.m. in the Grand Ballroom of the ANA Hotel, located at 50 Third Street (between Market and Mission Streets) in San Francisco, California.

    The meeting will provide an opportunity for you to hear a report on 1994 operations, to meet your directors and executive officers, and to participate in the meeting. The matters expected to be acted upon are listed in the enclosed Notice of Meeting and are more fully described in the Proxy Statement which follows.

    To ensure that your shares are represented at the meeting, please complete, sign and date the enclosed proxy and return it promptly in the envelope provided. You may revoke your proxy at any time before it is voted.

    We look forward to seeing you at the meeting.

                                        Sincerely,

CHARLES R. SCHWAB                       LAWRENCE J. STUPSKI
CHAIRMAN OF THE BOARD AND               VICE CHAIRMAN OF THE BOARD
 CHIEF EXECUTIVE OFFICER                DAVID S. POTTRUCK
                                        PRESIDENT AND CHIEF OPERATING OFFICER

                         THE CHARLES SCHWAB CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1995

                            ------------------------

    The Annual Meeting of Stockholders of The Charles Schwab Corporation, a Delaware corporation (the "Company"), will be held on Monday, May 8, 1995 at 2 p.m. in the Grand Ballroom of the ANA Hotel, located at 50 Third Street (between Market and Mission Streets) in San Francisco, California, for the following purposes:

    1. To elect ten directors to serve pursuant to the Company's bylaws for the ensuing year.

    2. To approve the Employment Agreement between The Charles Schwab Corporation and Charles R. Schwab effective March 31, 1995.

    3.  To approve amendments to the Corporate Executive Bonus Plan.

    4. To consider and act upon such other business as may properly come before the meeting, and all adjournments and postponements thereof.

    The Board has fixed the close of business on March 10, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of such stockholders of record will be available at 101 Montgomery Street, San Francisco, California, prior to the Annual Meeting.

                                          By Order of the Board of Directors,
                                          MARY B. TEMPLETON
                                          CORPORATE SECRETARY

March 24, 1995

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN POSTAGE PREPAID ENVELOPE PROVIDED. THIS WILL NOT PREVENT YOU FROM REQUESTING A TICKET TO ATTEND THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.

                         THE CHARLES SCHWAB CORPORATION
                             101 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94104

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Charles Schwab Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 8, 1995. This Proxy Statement and form of proxy are being mailed to stockholders on or about March 24, 1995.

    Shares represented by a properly executed proxy received by the Company in time to permit its use at the Annual Meeting will be voted as indicated on the proxy. Stockholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by notice in writing delivered to the Secretary of the Company; by submitting a subsequently dated proxy; or by attending the Annual Meeting, withdrawing the proxy and voting in person.

    It is proposed that action will be taken at the Annual Meeting to elect ten directors to hold office in accordance with the Company's bylaws for the ensuing year, to approve the Employment Agreement between The Charles Schwab Corporation and Charles R. Schwab, and to approve amendments to the Company's Corporate Executive Bonus Plan. The Board of Directors knows of no other business to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

    The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or other means by employees of the Company or its subsidiaries without additional compensation. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

    The Company became a publicly held company in September 1987 through an initial public offering of its common stock, $0.01 par value (the "Common Stock"). As used in this Proxy Statement, "Schwab" means Charles Schwab & Co., Inc. All share and per share figures and all share and per share market values in this Proxy Statement have been adjusted to reflect a three-for-two split of the Common Stock on March 1, 1995, effected in the form of a 50 percent stock dividend.

                                     VOTING

    At the close of business on March 10, 1995 there were outstanding and entitled to vote at the Annual Meeting 85,695,322 shares of Common Stock. Each share of Common Stock outstanding on that date entitles the stockholder of record on that date to one vote on each matter to be voted upon at the Annual Meeting, except that voting for the election of directors may be cumulative. A majority of all shares represented in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the meeting. Under applicable Delaware law, abstentions are considered as shares present and entitled to vote and therefore will have the same effect as a vote against a matter presented at the meeting. Brokers (other than Schwab) who hold shares in street name for customers have the authority under applicable New York Stock Exchange rules to vote on the election of directors. Schwab is entitled to vote such shares only in the same proportion as shares represented by votes from all record holders. With respect to all other matters presented for a vote, shares as to which brokers do not have discretionary voting authority from their customers or authority under the New York Stock Exchange rules to vote on a particular matter are considered under Delaware law as shares not entitled to vote with respect to such matter, but are counted toward the establishment of a quorum.

    The Company's certificate of incorporation contains a provision for cumulative voting for the election of directors. A stockholder intending to cumulate votes for the election of directors must notify the Company of such intention prior to the commencement of the voting for directors by so indicating on the proxy or by attending the meeting. If any stockholder has given such notice, every stockholder may cumulate votes for candidates placed in nomination prior to the voting. Cumulative voting rights entitle a stockholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder's shares are entitled without cumulative voting, and all such votes may be cast for a single candidate or may be distributed among any or all of the candidates. The persons named in the proxy will, unless authority to do so is withheld, exercise their discretion with respect to the cumulative voting of shares represented by proxy in order to assure the election of as many of the nominees of the Board of Directors as possible.

    Participants in the Charles Schwab Profit Sharing and Employee Stock Ownership Plan (the "Profit Sharing Plan") are entitled to instruct the purchasing agent of the Profit Sharing Plan how to vote all shares of Common Stock which are allocated to participants' individual accounts under the Employee Stock Ownership Plan ("ESOP") component of the Profit Sharing Plan, as well as participants' proportionate interest in shares of Common Stock held for the benefit of participants under the Profit Sharing and Salary Deferral components of the Profit Sharing Plan ("non-ESOP components") and will receive individual proxies for the voting of such shares. If the purchasing agent does not receive voting instructions from participants with respect to all such shares, such shares will not be voted unless the purchasing agent is required to exercise its discretion in voting such shares pursuant to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Shares held by the Profit Sharing Plan under the ESOP component that have not yet been allocated to the ESOP accounts of individual participants will be voted by

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
the purchasing agent in the same proportion as the votes cast by all shares voted by Profit Sharing Plan participants, unless the purchasing agent is required to exercise its discretion in voting such shares pursuant to ERISA.

    A proxy given by any stockholder participating in the Company's Dividend Reinvestment and Stock Purchase Plan will govern the voting of all shares of Common Stock held for such stockholder's account under that plan.

    As of March 10, 1995, the current directors of the Company and senior officers of the Company and its subsidiaries owned and have the right to vote an aggregate of 24,755,773 shares, which, together with an aggregate of 611,422 shares allocated to the ESOP accounts or held for the benefit of such senior officers as participants in the non-ESOP components of the Profit Sharing Plan, represents approximately 30% of the shares entitled to vote at the Annual Meeting. The Profit Sharing Plan also holds an aggregate of 7,813,771 shares that have been allocated to the ESOP accounts or held in the non-ESOP components for the benefit of other Profit Sharing Plan participants, and an aggregate of 736,351 unallocated shares that will be voted at the Annual Meeting in the same proportion as the votes cast by all shares voted by Profit Sharing Plan participants, subject to the requirements of ERISA. As a consequence, it is highly likely that the current directors, senior officers and the Profit Sharing Plan participants will be able to elect the Board of Directors of the Company and approve the proposals contained herein.

                             ELECTION OF DIRECTORS

    The Board of Directors has nominated and recommends the election of each of the nominees set forth below as a director of the Company to serve until the next annual meeting of stockholders or until his or her successor is elected and qualified. The persons named in the proxy intend, unless authorization to do so is withheld, to vote for the election of the nominees named below. The ten nominees receiving the greatest number of votes will be elected directors of the Company. Should any nominee become unavailable to serve as a director, the proxies will be voted for such other person as the Board of Directors may designate, or the number of authorized directors may be reduced.

    The information below is provided with respect to each nominee for election as a director of the Company, each of whom is currently serving as a director. There are no family relationships among any directors or executive officers of the Company.

    CHARLES R. SCHWAB, age 57, was a founder of Schwab in 1971, and has been its Chairman since 1978. He has been the Chairman, Chief Executive Officer and a director of the Company since its incorporation in November 1986. Since February 1989, he has been a member of the Customer Quality Assurance Committee of the Board of Directors. Mr. Schwab currently serves as a director of The Gap, Inc., Transamerica Corporation, and AirTouch Communications, and as a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Annuity Portfolios, all registered investment companies.

    LAWRENCE J. STUPSKI, age 49, has been the Vice Chairman of the Company since July 1992, and a director of the Company since its incorporation in November 1986. He also has served as Chief Operating Officer of the Company (November 1986 to March 1994) and President of the Company (November 1986 to July 1992). Mr. Stupski has been a director of Schwab since 1981 and in the last five years also has served as Chief Operating Officer (1981 to July 1992), Chief Executive Officer (July 1988 to July 1992), and Vice Chairman (July 1992 to August 1994) of Schwab.

    DAVID S. POTTRUCK, age 46, became the Chief Operating Officer and a director of the Company in March 1994 and has been President of the Company and Chief Executive Officer of Schwab since July 1992. In the last five years Mr. Pottruck has served as an Executive Vice President of the Company (March 1987 to July
1992) and has been President and a director of Schwab (since July 1988).

    NANCY H. BECHTLE, age 57, has been a director of the Company and has served as a member of the Audit and Customer Quality Assurance Committees since September 1992. Ms. Bechtle has been a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, since 1979. She has been the President and Chief Executive Officer of the San Francisco Symphony since 1987, and has served as a member of the San Francisco Symphony Board of Governors since 1984.

    C. PRESTON BUTCHER, age 56, has been a director of the Company since October 1988 and has served as a member of the Audit Committee since February 1989 and a member of the Compensation Committee since September 1992. He served as a member of the Customer Quality Assurance Committee from May 1992 to September 1992. Mr. Butcher has been the President and Regional Partner of Lincoln Property Company, N.C., Inc., a real estate development firm, since 1967, and also has been a director of BRE Properties, Inc., a real estate investment trust.

    DONALD G. FISHER, age 66, has been a director of the Company since January 1988. He has served as a member of the Customer Quality Assurance Committee since February 1989 and as a member of the Audit Committee since September 1992. He previously served as a member of the Audit Committee from March 1988 to May 1992, and as a member of the Compensation Committee from February 1988 to September 1992. Since 1969, Mr. Fisher has been the Chairman, Chief Executive Officer and a director of The Gap, Inc., a nationwide specialty retail clothing chain. Mr. Fisher also is currently a director of AirTouch Communications and Ross Stores, Inc.

    ANTHONY M. FRANK, age 63, has been a director of the Company and has served as a member of the Audit and Customer Quality Assurance Committees since December 1993. He is the current chairman of the Customer Quality Assurance Committee. He also served as a director of the Company from April 1987 until February 1988 and from March 1992 until April 1993. Mr. Frank is Chairman of the Board of Acrogen, Inc., a biotechnology firm. From March 1988 until March 1992, Mr. Frank served as Postmaster General of the United States. From April 1993 until November 1993, Mr. Frank was Chairman of the Board and President of Independent Bancorp of Arizona, Inc., a registered bank holding company. Mr. Frank also is currently a director of Bedford Property Investors, Living Centers of America, Temple-Inland, Inc., General American Investors, a closed-ended investment company, and Irvine Apartment Communities and Crescent Real Estate Equities, both real estate investment trusts.

    JAMES R. HARVEY, age 60, has been a director of the Company and has served as a member of the Audit Committee since February 1989 and a member of the Customer Quality Assurance Committee since September 1992. He served as a member of the Compensation Committee from February 1989 to September 1992. Mr. Harvey has served as Chairman of Transamerica Corporation since 1983 and served as Transamerica's Chief Executive Officer from 1981 until 1991. Transamerica Corporation provides selected financial services to individuals and organizations. Mr. Harvey has been a director of Transamerica Corporation since 1975, and also serves as a director of McKesson Corporation and AirTouch Communications.

    STEPHEN T. MCLIN, age 48, has been a director of the Company and has served as a member of the Audit Committee since July 1988 and a member of the Compensation Committee since February 1989. Mr. McLin is the current chairman of the Audit Committee. Since January 1987, Mr. McLin has been the President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm. Mr. McLin is also Chairman of the Board of EurekaBank, a federal savings bank.

    ROGER O. WALTHER, age 59, has been a director of the Company and a member of the Customer Quality Assurance Committee since April 1989 and has served as a member of the Compensation Committee since May 1989. He is the current chairman of the Compensation Committee. Since May 1992, Mr. Walther has been the Chairman and Chief Executive Officer of ELS Educational Services, Inc., the largest teacher in the United States of English as a second language. Mr. Walther was a director, President and Chief Executive Officer of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to February 1993. Since 1985, Mr. Walther has served as Chairman and has been a director of First Republic Bancorp, a bank holding company.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors held eight meetings during 1994. The Board of Directors has an Audit Committee, a Compensation Committee, and a Customer Quality Assurance Committee. The Board of Directors does not have a nominating committee or any committee serving a similar function.

    The Audit Committee, among other things, confers with the Company's independent accountants and internal auditors regarding the scope of their respective examinations, reviews reports of the Company's independent accountants and internal auditors, and reviews recommendations concerning internal controls. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors. The Audit Committee held four meetings during 1994.

    The Compensation Committee reviews and approves the Company's compensation philosophy, all programs that govern annual and long-term compensation of executive officers, and material employee benefit plans. In addition, the Compensation Committee has the authority to grant options or make equity grants to members of the Board of Directors and key employees under the Company's stock option plans. The Compensation Committee held eight meetings in 1994.

    The Customer Quality Assurance Committee monitors service quality and customer satisfaction. The Customer Quality Assurance Committee proposes initiatives to research service quality and reviews the results of surveys of Schwab customers. The Customer Quality Assurance Committee held one meeting in 1994.

    Directors who are also officers of the Company or its subsidiaries do not receive any additional compensation for their services as directors. Non-employee directors receive an annual retainer of $20,000, $1,000 for each Board meeting attended, $300 for each Board committee meeting attended either immediately prior to or following a Board meeting, and $1,000 for each Board committee meeting otherwise attended, and are reimbursed for their expenses of attendance at such meetings. Committee chairmen receive an additional annual retainer of $3,000. In addition, the Company's non-employee directors as a group receive annual, automatic grants of options under the 1992 Stock Incentive Plan. In 1994, each member of the Board was granted an option to purchase 1,500 shares of Common Stock of the Company pursuant to the Stock Incentive Plan at the fair market value on May 16, 1994, $19.67 per share.

                  APPROVAL OF THE EMPLOYMENT AGREEMENT BETWEEN
              THE CHARLES SCHWAB CORPORATION AND CHARLES R. SCHWAB

    On December 8, 1994 the Compensation Committee of the Board of Directors (the "Committee") adopted resolutions recommending that the Board of Directors present a proposal to stockholders to approve a new Employment Agreement with the Company's Chairman, Charles R. Schwab (the "New Employment Agreement"). Mr. Schwab's previous employment agreement expires on March 31, 1995 (see "Employment Agreement and Name Assignment"). The Board decided to present the New Employment Agreement to the stockholders for approval generally to respond to requirements of the federal tax laws, which authorize deduction for compensation in excess of $1 million payable to "named executive officers" (as defined in the Internal Revenue Code of 1986 (the "Code")) only where such compensation is based on performance and is approved by stockholders. The persons named in the proxy intend, unless authorization to do so is withheld, to vote for the proposal concerning the New Employment Agreement.

    If the New Employment Agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, and the Company complies with certain other requirements set forth in Section 162(m) of the Code, payments of bonuses to Mr. Schwab pursuant to the Employment Agreement will qualify for deduction under Section 162(m) of the Code. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL CONCERNING THE NEW EMPLOYMENT AGREEMENT.

              THE NEW EMPLOYMENT AGREEMENT -- TERMS AND CONDITIONS

    Under the New Employment Agreement, Mr. Schwab is employed for a five year term commencing March 31, 1995 and will receive an annual base salary of $800,000, subject to annual increases based on increases in the Consumer Price Index ("CPI") (provided that CPI adjustments cannot cause annual salary plus bonus to exceed $12 million). Mr. Schwab will participate in all compensation and fringe benefit programs made available to other senior executives, including the Company's stock incentive plans, except that, in lieu of participating in the executive bonus plans, Mr. Schwab's annual bonus, if any, will be a multiple of his base salary, and will be based solely on the Company's performance for the year relative to its targets of net revenue growth and pre-tax profit margin.

    Under the New Employment Agreement, the amount of Mr. Schwab's annual bonus is determined based on a performance matrix, adopted from time to time by the Committee, that establishes the relationship between Mr. Schwab's bonus and specified levels of Company performance. If the Company were to match its 1994 rate of net revenue growth and pre-tax profit margin in 1995, its net revenues would increase $110,000,000 to $1,175,000,000, and its pretax profit would increase $22,400,000 to $246,750,000. In that event, Mr. Schwab would receive a bonus of $4,171,000. On the other hand, if the Company's pre-tax profit margin were the same in 1995 as in 1994, 21 percent, and the net revenue declined by more than 5 percent, Mr. Schwab would receive no bonus at all.

    The New Employment Agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) in the event his employment is terminated involuntarily, other than for cause, prior to the expiration of the New Employment Agreement. For these purposes, "cause" is defined as the commission of a felonious act, or willful and gross negligence or misconduct that results in material harm to the Company. Mr. Schwab's resignation following a material change in his capacities or duties at Schwab or the Company is included in the definition of "involuntary termination." If an involuntary termination is for reasons other than death, disability or for "cause," Mr. Schwab will be entitled to receive for a period of thirty-six (36) months all compensation and to which he would have been entitled had he not been terminated, including his base salary and participation in all bonus, incentive and other compensation benefit plans for which he was or would have been eligible (but excluding additional grants under the Company's stock incentive plans). In addition, all outstanding, unvested awards under the Company's stock incentive plans will vest fully on the effective date of the termination. If an involuntary termination is by reason of disability, Mr. Schwab will be entitled to receive his base salary, less any payments under the Company's long term disability plan, and benefits (but not bonuses or other incentive compensation) for a period of thirty-six (36) months from such termination, and shall also receive a pro rated portion of any bonus or incentive payments payable with respect to the year in which the disability occurs. If an involuntary termination is by reason of death, a lump sum payment will be made to Mr. Schwab's estate equal to five times his then base salary. If Mr. Schwab should voluntarily resign his employment within twenty-four (24) months of a change in control of the Company, he shall be entitled to receive a pro rated portion of any bonus or incentive payments payable with respect to the year in which the resignation occurs.

    In addition, if Mr. Schwab's employment should terminate on account of any voluntary resignation, or on account of an involuntary termination occurring within twenty-four (24) months of a change in control of the Company, Mr. Schwab shall have the right (but not the obligation) to enter into a consulting arrangement under which he would provide certain consulting services to the Company for a period of five years, in exchange for an annual payment equal to the lesser of $1 million or 75% of his then base salary.

    The New Employment Agreement provides that as of each March 31, the term of the Employment Agreement automatically will be extended by an additional year, subject to the same terms and conditions, unless either party provides notice to the other, by that date, of an intention not to so extend the New Employment Agreement. The New Employment Agreement also precludes Mr. Schwab from becoming associated with any business competing with the Company for a period of five years following a voluntary resignation of employment (except that such covenant would not apply to a resignation of employment occurring within 24 months of a change in control of the Company).

                           APPROVAL OF AMENDMENTS TO
                       THE CORPORATE EXECUTIVE BONUS PLAN

    On February 23, 1995 the Committee adopted resolutions recommending that the Board of Directors present to stockholders a proposal to approve amendments to the Company's Corporate Executive Bonus Plan (the "Plan," formerly known as the Annual Executive Bonus Plan). The Plan provides for the payment of cash bonuses to executive officers of the Company, based solely upon the Company's attainment of annual revenue growth and profitability objectives. The Board decided to present the Plan amendments to the stockholders for approval generally to respond to requirements of the federal tax laws, which authorize deductions for compensation in excess of $1 million payable to "named executive officers" (as defined in the Code) only where such compensation is based on performance and is approved by stockholders. The persons named in the proxy intend, unless authorization to do so is withheld, to vote for the proposal concerning the Plan.

    If the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, and the Company complies with certain other requirements set forth in Section 162(m) of the Code, payments to executive officers pursuant to the Plan will qualify for deduction under Section 162(m) of the Code. If the stockholders do not vote to approve the proposal concerning the Plan, any payments or portions of payments to any "named executive officers" pursuant to the Plan may not qualify for deduction under
Section 162(m) to the extent certain compensation paid to any such named executive officer in any calendar year exceeds

$1,000,000. In such event, the Company may not be able to deduct for tax purposes all compensation paid to "named executive officers" under the Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL CONCERNING THE PLAN.

        DESCRIPTION OF AMENDMENTS TO THE CORPORATE EXECUTIVE BONUS PLAN

    The participants in the Plan include the Vice Chairman, President, Executive Vice Presidents and, from time to time, certain other officers having comparable positions, and currently number ten (10) executives. The Plan specifies a target bonus for each executive officer, which is expressed as a percentage of that executive's annual base salary, and which depends upon an assessment of that executive officer's roles and responsibilities. The Committee sets target bonuses in the first quarter of each year, based upon the recommendation of the Chairman and, where appropriate, the President. The President and Vice Chairman receive all of their annual incentive compensation under the Plan and have target bonus percentages of up to 300% and up to 100% of their annual base salaries, respectively. The other participants, who also participate in the Company's Annual Executive Individual Performance Plan, which pays additional annual bonuses based on the achievement of individual performance goals, have target bonus percentages under the Plan of up to 50% of their annual base salaries.

    The amount of the target bonus is then multiplied by a percentage, which is derived from a matrix fixed by the Committee in advance, and which can range from 0% to 500% for the President and from 0% to 300% for the remaining executive officers. The matrix establishes the relationship between the percentage and the Company's performance for the year relative to its targets of net revenue growth and pre-tax profit margin. In the case of the President, the Committee has discretion during the year, subject to the foregoing percentage limits, to change the amount of any payment otherwise required pursuant to the Plan. In any event, the amount of base salary included in the computation of the target bonus amount for each participant in any year may not exceed 250% of the base salary, determined as of March 31, 1995, payable to the participant holding the same or substantially similar position on March 31, 1995.

    Payments  under  the  Plan  are  made  quarterly  based  on  the   Company's
year-to-date performance, except that payments to the President are made annually within a reasonable time after the end of the year. Amounts payable pursuant to the Plan are generally paid in the year in which they are earned or during the following year; however, a recipient may elect to defer receipt of all or any portion of the amounts payable under the Plan until a specified date certain, or until termination of employment, provided that deferrals will be paid immediately upon a change in control. Deferrals may be credited with growth rates, determined by the total return that would be derived from investments in certain registered investment companies selected from time to time by the Company, the allocation among which is determined by the participant.

    The Plan is administered by the Committee, which makes all decisions regarding the operation of the Plan and payments thereunder. The Committee may amend or terminate the Plan at any time and for any reason.

    The following table identifies the amounts that would be payable under the Corporate Executive Bonus Plan, as amended, for 1995 if the Company were to match its 1994 rate of net revenue growth and pre-tax profit margin. In that event, the Company's net revenues would increase $110,000,000 to $1,175,000,000, and its pretax profit would increase $22,400,000 to $246,750,000. On the other hand, if the Company's pre-tax profit margin in 1995 were the same as in 1994, 21 percent, and net revenue declined by more than 5 percent, no bonuses would be payable under the Plan.

    The table also identifies all other bonuses payable in 1995 to executive officers, including bonuses payable to Charles R. Schwab under the New Employment Agreement, determined in the same manner.

                               NEW PLAN BENEFITS

                                                                                                     TOTAL AMOUNTS
                                                                                 AMOUNTS PAYABLE     PAYABLE UNDER
                                                                 CORPORATE       UNDER ALL OTHER       ALL ANNUAL
                                                              EXECUTIVE BONUS    ANNUAL EXECUTIVE   EXECUTIVE BONUS
                                                                  PLAN (3)         BONUS PLANS           PLANS
                                                              ----------------   ----------------   ----------------
NAME AND POSITION                                             DOLLAR VALUE ($)   DOLLAR VALUE ($)   DOLLAR VALUE ($)
------------------------------------------------------------  ----------------   ----------------   ----------------
                                                                    N/A          $4,171,000(4)        $ 4,171,000
Charles R. Schwab...........................................
Chairman and Chief Executive Officer (1)
                                                                 $2,790,251      $        0           $ 2,790,251
David S. Pottruck...........................................
President and Chief Operating Officer
                                                                 $  568,943      $        0           $   568,943
Lawrence J. Stupski.........................................
Vice Chairman
                                                                 $   55,500      $  603,500(5)(6)     $   659,000
Ronald W. Readmond..........................................
Executive Vice President
                                                                 $  152,305      $  284,027(6)        $   436,332
A. John Gambs...............................................
Executive Vice President and Chief Financial Officer
All current executive officers..............................     $4,417,098      $6,643,848           $11,060,945
All current directors who are not executive officers (2)....       N/A              N/A                  N/A
All current employees, other than executive officers........       N/A              N/A                  N/A

------------------------
(1)  Mr. Schwab does not participate in the Corporate Executive Bonus Plan.

(2) Non-employee directors are not eligible to participate in the Corporate Executive Bonus Plan.

(3)  Only  executive  officers  are  eligible to  participate  in  the Corporate
     Executive Bonus  Plan. On  March 31,  1995, the  base salaries  of  Messrs.
     Schwab,  Stupski,  Pottruck, Readmond  and  Gambs were  $800,000; $390,000;
     $695,000; $300,000; and $370,000, respectively. No other executive officer had a base salary higher than Mr. Schwab.

(4)  Consists  solely  of amounts  payable  to Mr.  Schwab  pursuant to  the New
     Employment Agreement. See "Approval of the Employment Agreement Between The
     Charles Schwab Corporation and Charles R. Schwab."

(5) Includes amounts payable pursuant to an individual bonus plan under which Mr. Readmond may become entitled to additional bonuses, irrespective of Company performance, dependent upon Mr. Readmond's satisfaction of certain specific business goals.

(6)  Includes  annual  bonuses  payable  under  the  Company's  Annual Executive
     Individual Performance Plan which pays bonuses to the Company's executive officers other than the Chairman, Vice Chairman and President based on both
     Company performance and individual performance. For purposes of this table, the amounts payable are based on an assumption that each participant meets all individual performance objectives and receives 100% of target payouts under the Individual Performance Plan.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 10, 1995 by each person who is known by the Company to own beneficially more than 5% of the Common Stock, each executive officer named in the Summary Compensation Table, each of the Company's directors and each nominee for election as a director, and all directors and executive officers of the Company as a group.

                                                                                 NUMBER OF SHARES     PERCENT OF
                                                                                  OF BENEFICIALLY     OUTSTANDING
NAME OF BENEFICIAL OWNER (1)                                                         OWNED (2)       COMMON STOCK
-------------------------------------------------------------------------------  -----------------  ---------------
Charles R. Schwab (3)(4)(5)....................................................       19,983,437           23.3%
Charles Schwab Profit Sharing and Employee
 Stock Ownership Plan (6)(7)...................................................        9,161,544           10.7%
  +Luis E. Valencia............................................................
  +Evelyn S. Dilsaver..........................................................
  +A. John Gambs...............................................................
  +Thomas N. Lawrie............................................................
  +Thomas W. Matchett, Jr......................................................
  +Harvey A. Rowen.............................................................
Lawrence J. Stupski (4)........................................................        2,619,805            3.1%
David S. Pottruck (3)(4)(8)....................................................        1,520,495            1.8%
Nancy H. Bechtle (3)...........................................................           41,250           *
C. Preston Butcher (3)(9)......................................................           98,625           *
Donald G. Fisher (3)(10).......................................................           147,375         *
Anthony M. Frank (3)(11).......................................................           215,649         *
James R. Harvey (3)(12)........................................................            84,750         *
Stephen T. McLin (3)(13).......................................................            46,742         *
Roger O. Walther (3)(14).......................................................            27,094         *
Ronald W. Readmond (3)(4)......................................................           335,998         *
A. John Gambs (3)(4)...........................................................           517,021         *
All executive officers and directors as a group (18 persons) (15)..............        35,097,089           39.9%

------------------------
  *  Less than 1%.
  + Members of the Administrative Committee for the Profit Sharing Plan. For information regarding shares beneficially owned by such persons, see Note 7 below.
 (1) All information with respect to beneficial ownership of the shares is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission (the "SEC") or information provided by  such beneficial  owners to  the Company.  Except as  otherwise indicated  in the notes to this table, the address of each beneficial owner of more than 5% of the Common Stock is c/o The Charles Schwab  Corporation,
     101 Montgomery Street, San Francisco, California 94104.
 (2) The  persons named in the  table have sole voting  and investment power (or voting and  investment power  shared with  a spouse)  with respect  to  all shares  of Common Stock shown as beneficially owned by them, subject to the information contained in the notes to this table.
 (3) Shares issuable upon exercise of options  to acquire Common Stock that  are exercisable  within 60 days  of March 10, 1995  are treated as beneficially owned as follows: Mr. Schwab  253,124 shares; Mr. Pottruck 407,250  shares;
     Ms.  Bechtle 37,500  shares; Mr. Butcher  39,750 shares;  Mr. Fisher 39,750 shares; Mr. Frank 55,500 shares; Mr. Harvey 39,750 shares; Mr. McLin 39,750 shares; Mr. Walther  17,250 shares;  Mr. Readmond 330,375  shares; and  Mr.
     Gambs 507,375 shares.
 (4) Includes  amounts  held  by the  Trustee  of  the Profit  Sharing  Plan and allocated to the individual  ESOP accounts or held  for the benefit of  the named  executives in the non-ESOP components  of the Profit Sharing Plan as follows: Mr. Schwab 120,774 shares; Mr. Stupski 54,668 shares; Mr. Pottruck
     80,208 shares; Mr. Readmond 5,623 shares; and Mr. Gambs 9,646 shares.
 (5) This amount  includes 1,149,399  shares held  by nonprofit  public  benefit corporations,  as  to which  Mr. Schwab  and  his spouse,  as two  of three directors, have shared voting and investment power but disclaim  beneficial ownership;  2,250,000 shares held by Mr.  Schwab and his spouse as trustees of a living  trust; 336  shares held  by Mr.  Schwab as  custodian for  his children;  and 2,399 shares held by Mr. Schwab as trustee of various trusts with respect to which he  disclaims beneficial ownership. This amount  does not  include  3,418,482  shares  held by  Mr.  Schwab's  brother-in-law, as trustee of various trust  accounts for the benefit  of Mr. Schwab's  spouse and children.
 (6) The Trustee of the Profit Sharing Plan is The Charles Schwab Trust Company,
     120  Kearny Street, San Francisco, CA 94104 and the purchasing agent of the
     Profit Sharing Plan is  Bankers Trust Company of  California, N.A., 400  S.
     Hope  Street, Los Angeles, CA 90071. The  shares held by the Trustee of the
     Profit Sharing Plan include an aggregate  of 8,425,193 shares which, as  of
     March  10,  1995, had  been allocated  to the  accounts of  individual ESOP participants or held for the  benefit of Profit Sharing Plan  participants, including officers of the Company, in the non-ESOP components of the Profit
     Sharing  Plan, and which  are voted at the  direction of such participants.
     The purchasing agent has sole voting  power with respect to 736,351 of  the shares held by the Trustee that have not yet been allocated to the accounts of  individual ESOP participants. The purchasing  agent intends to vote all shares under its control in a  specified manner. See "Voting." The  736,351 unallocated  shares held by the Trustee of the Profit Sharing Plan, and the voting rights  attributable  to those  shares,  will be  allocated  to  the accounts of individual ESOP participants in the future.
 (7) Mr.  Valencia, Ms. Dilsaver,  Mr. Gambs, Mr. Lawrie,  Mr. Matchett, and Mr.
     Rowen are officers of the Company or one of its subsidiaries and members of the Profit Sharing Plan Administrative Committee. As such, they have shared investment power with respect  to all of the  9,161,544 shares held by  the

     Trustee  of the Profit Sharing Plan. For information with respect to shares held by Mr. Gambs, see
     Footnotes 3  and 4  above.  Mr. Valencia,  Ms.  Dilsaver, Mr.  Lawrie,  Mr.
     Matchett and Mr. Rowen each also have sole voting power with respect to the
     0; 2,884; 2,349; 1,476; and 1,219 shares, respectively, held by the Trustee of  the Profit Sharing Plan and allocated to their individual ESOP accounts or otherwise  held for  their benefit  in the  non-ESOP components  of  the
     Profit   Sharing  Plan;  the   750;  903;  15,244;   450  and  600  shares,
     respectively, held by each  directly; and, the  12,000; 14,062; 112;  2,250 and  0  shares, respectively,  which each  has the  right to  acquire under options which  are exercisable  within 60  days  of March  10, 1995.  As  a result,  the members of  the Administrative Committee are  deemed to be the beneficial owners of  outstanding Common  Stock, as  follows: Mr.  Valencia
     10.7%;  Ms. Dilsaver 10.7%; Mr. Gambs 11.2%; Mr. Lawrie 10.7%; Mr. Matchett
     10.7%; and Mr. Rowen 10.7%.
 (8) This amount includes 5,061 shares held by Mr. Pottruck as custodian for his children; 45,000 shares held by Mr. Pottruck as trustee of trusts held  for the  benefit  of his  brothers; 24,000  shares held  by a  nonprofit public benefit corporation as to which Mr. Pottruck, as sole director, has  voting and  investment power, but  disclaims beneficial ownership;  and a total of
     19,892 shares held by Mr. Pottruck's family members, as to which he  shares investment power but disclaims beneficial ownership.
 (9) This  amount includes 56,625 shares  held by Mr. Butcher  and his spouse as joint tenants,  and  2,250 shares  held  by  Mr. Butcher's  spouse  as  her separate property.
(10) This  amount includes 104,250 shares  held by Mr. Fisher  and his spouse as trustees of a charitable remainder trust.
(11) This amount includes  25,149 shares  held by  Mr. Frank's  daughter, as  to which he shares investment power but disclaims beneficial ownership.
(12) This  amount includes 45,000  shares held by  Mr. Harvey and  his spouse as trustees of a family trust.
(13) This amount  includes  6,992  shares  held  under  the  Company's  Dividend
     Reinvestment and Stock Purchase Plan.
(14) This amount includes 93 shares held for a trust account under the Company's
     Dividend  Reinvestment and Stock Purchase Plan and 7,798 shares held by Mr.
     Walther as trustee of that same trust.
(15) Messrs. Schwab, Stupski, Pottruck,  Butcher, Fisher, Frank, Harvey,  McLin,
     Walther,  Readmond and Gambs and  Ms. Bechtle are members  of the group and their beneficially owned shares, including the 9,161,544 shares held by the
     Trustee of the  Profit Sharing Plan,  are included in  the total number  of shares  shown on this line.  The total number of  shares shown on this line also includes  an aggregate  of  450,749 shares  that six  other  executive officers  of the Company have the right to acquire upon exercise of options granted under the Company's  stock option plans. As  of March 10, 1995,  an aggregate  of 368,190 shares held by the Trustee of the Profit Sharing Plan had been allocated to the individual ESOP accounts or held for the  benefit of  the executive  officers as  a group in  the non-ESOP  components of the
     Profit Sharing Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)"), as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

    During 1994, Charles R. Schwab, Chairman and Chief Executive Officer, failed to file with the SEC on a timely basis one required report involving two transactions in the Company's Common Stock, because of an administrative oversight. The form was filed immediately after the oversight was noted and within 70 days of the required reporting date.

                             EXECUTIVE COMPENSATION

    The  following  table  shows  specific  compensation  information  for   the
Company's Chief Executive Officer and the next four most highly compensated executive officers for fiscal years ending December 31, 1994, 1993, and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                    COMPENSATION AWARDS
                                                                                 --------------------------
                                                                                    AWARDS
                                                                                 -------------    PAYOUTS
                                                        ANNUAL COMPENSATION       SECURITIES    -----------    ALL OTHER
                                                     --------------------------   UNDERLYING       LTIP      COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR     SALARY ($)   BONUS ($)(1)    OPTIONS (#)   PAYOUTS (2)     ($)(3)
----------------------------------------  ---------  -----------  -------------  -------------  -----------  -------------
Charles R. Schwab,                             1994   $ 772,506   $  2,500,225           -0-     $     -0-     $  18,890
 Chairman and Chief Executive Officer          1993   $ 690,012   $  2,500,225           -0-           -0-     $  23,861
                                               1992   $ 665,632   $  2,500,525       506,250           -0-     $  20,438
Lawrence J. Stupski,                           1994   $ 479,130   $    461,659           -0-     $2,532,892    $  18,890
 Vice Chairman                                 1993   $ 610,008   $    939,027           -0-           -0-     $  23,861
                                               1992   $ 587,295   $    840,946       474,750           -0-     $  20,438
David S. Pottruck,                             1994   $ 658,755   $    662,543       150,000     $1,578,360    $  18,890
 President and Chief Operating Officer         1993   $ 550,008   $    846,687           -0-           -0-     $  23,861
                                               1992   $ 476,881   $    626,595       477,000           -0-     $  20,135
Ronald W. Readmond,                            1994   $ 412,005   $    310,859           -0-     $1,052,240    $  18,890
 Executive Vice President                      1993   $ 400,008   $    513,225           -0-           -0-     $  23,861
                                               1992   $ 352,087   $    392,232       252,000           -0-     $  19,528
A. John Gambs,                                 1994   $ 365,007   $    278,984           -0-     $1,052,240    $  18,890
 Executive Vice President and Chief            1993   $ 350,004   $    389,255           -0-           -0-     $  23,861
 Financial Officer                             1992   $ 310,629   $    321,561       306,000           -0-     $  19,604

------------------------------
(1) Includes, with respect to Mr. Schwab, amounts paid pursuant to the Corporate Executive Bonus Plan and his Employment Agreement with the Company dated March 31, 1987 ("Employment Agreement"). See "Employment Agreement and Name Assignment."
(2) The disclosure rules of the Securities and Exchange Commission currently in effect provide for disclosure of compensation relating to long-term incentive plans only when compensation awards are made and when they are paid out. The Long-Term Incentive Plan III ("LTIP"), which was adopted effective as of January 1, 1991 and was amended on March 1, 1994, paid cash bonuses to certain designated key employees of the Company, calculated based upon the Company's performance during the four-year period ending December 31, 1994. Mr. Schwab did not participate in or earn any cash bonus pursuant to LTIP. Each participant's cash bonus was equal to the value of such participant's units on December 31, 1994 less the value of such units on the date of grant. Units at the inception of LTIP had an initial value of $0. Units awarded after the inception of LTIP were valued as of the last business day of the month prior to date of grant. Participants were permitted to defer receipt of all or a portion of their LTIP cash bonuses until the earlier of a specified date certain or the date of the participant's termination of employment, provided that deferrals will be paid immediately upon a change of control. The Company recorded compensation expense accruals in the years 1991, 1992, 1993 and 1994 with respect to anticipated payments to the named executives of $830,308; $1,384,398; $1,862,404; and $2,138,622; respectively.
(3) Represents employer contributions to the Profit Sharing Plan for 1994 in the amount of $18,890 for the benefit of each of Messrs. Schwab, Stupski, Pottruck, Readmond and Gambs.

                              STOCK OPTION TABLES

    The following table shows information concerning stock options granted to the individuals named in the Summary Compensation Table above during the fiscal year ended December 31, 1994.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                   --------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                    NUMBER OF                                                AT ASSUMED ANNUAL RATES OF
                                   SECURITIES      % OF TOTAL                                 STOCK PRICE APPRECIATION
                                   UNDERLYING    OPTIONS GRANTED   EXERCISE OR                  FOR OPTION TERM (2)
                                     OPTIONS     TO EMPLOYEES IN   BASE PRICE   EXPIRATION   --------------------------
NAME                                 (#)(1)        FISCAL YEAR       ($/SH)        DATE           5%           10%
---------------------------------  -----------  -----------------  -----------  -----------  ------------  ------------
Charles R. Schwab................         -0-          --              --           --
Lawrence J. Stupski..............         -0-         --               --           --
David S. Pottruck................     150,000            8.12%     $    21.58     10/18/04   $  2,036,046  $  5,159,741
Ronald W. Readmond...............         -0-         --               --           --
A. John Gambs....................         -0-         --               --           --

------------------------
(1) Options granted in 1994 were pursuant to the 1992 Stock Incentive Plan. The options are 50% non-statutory stock options and 50% incentive stock options that were granted at 100% of the fair market value of the Common Stock on the date of grant. The options expire ten years from the date of grant, unless otherwise earlier terminated in certain events related to termination of employment. The options vest pro rata over a period of five years, with the first 10% increment vesting on the first anniversary of the option grant date. Additional vesting of the right to exercise the options ceases when the optionee's employment terminates.

(2) The 5% and the 10% assumed rates of appreciation applied to the option exercise price over the ten-year option term are prescribed by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. If the Company's Common Stock does not appreciate, the named executive officer will receive no benefit from the options.

    The following table shows information concerning the exercise of stock options during 1994 and the value of unexercised stock options held by the individuals named in the Summary Compensation Table above as of December 31, 1994.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                             NUMBER OF            VALUE OF
                                                                            SECURITIES           UNEXERCISED
                                                                            UNDERLYING          IN-THE-MONEY
                                                                        UNEXERCISED OPTIONS      OPTIONS AT
                                                                            AT 12/31/94         12/31/94 (2)
                                               SHARES                   -------------------  -------------------
                                             ACQUIRED ON     VALUE         EXERCISABLE/         EXERCISABLE/
NAME                                          EXERCISE    REALIZED (1)     UNEXERCISABLE        UNEXERCISABLE
-------------------------------------------  -----------  ------------  -------------------  -------------------
Charles R. Schwab..........................      --            --               253,124      $       3,677,329
                                                                                253,126      $       3,677,358
Lawrence J. Stupski........................     118,687   $  1,506,672                0                      0
                                                                                237,374      $       3,448,517
David S. Pottruck..........................      --            --               407,250      $       7,044,563
                                                                                388,500      $       3,714,875
Ronald W. Readmond.........................     150,000   $  2,181,944          330,375      $       5,649,649
                                                                                126,000      $       1,830,500
A. John Gambs..............................      --            --               507,375      $       9,705,094
                                                                                153,000      $       2,222,750

------------------------
(1) The amount in this column reflects the difference between the average of the high and low market prices on the date of exercise and the option exercise price and may not represent amounts actually realized by the named individual.

(2) The value of unexercised options is calculated by multiplying the number of options outstanding by the difference between the option exercise price and the December 31, 1994 closing price of $23.25 per share of the Company's common stock as reported on the New York Stock Exchange Composite Transactions Index, and may not represent amounts actually realized by the named individual.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Company's Board of Directors is comprised of three directors who are not employees of the Company or of any of its subsidiaries and has overall responsibility for the Company's executive compensation policies and practices. Each member is a "disinterested director" within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee determines the Chairman's compensation and, upon recommendation of the Chairman and the President, reviews and approves all executive officers' compensation, including salary, payments under the annual executive bonus plans, awards under long-term cash incentive plans and awards under stock option and stock incentive plans. The Committee has provided the following report on the Chairman's compensation, the compensation policies of the Company as they apply to its executive officers and the relationship of Company performance to executive compensation.

COMPENSATION POLICIES

    The Company's compensation policies are designed to address a number of objectives, including to reward financial performance and to motivate executive officers to achieve significant returns for stockholders. The Company's policies rely on two principles. First, a significant portion of executive officers' total compensation should be in the form of stock and stock-based incentives. Second, a large portion of their cash compensation should be at risk and vary, depending upon meeting stated financial objectives.

    When  establishing  salaries,  bonus  levels  and  stock-based  awards   for
executive officers, the Committee considers the individual's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies, based on periodic reviews of competitive data obtained from independent consultants. The Committee reviews companies of similar size, rates of growth and financial returns to the Company, including, but not limited to, some of the companies included in the Dow Jones Securities Brokerage Group Index. Companies outside the financial services industry are selected for inclusion in the review based upon the extent to which they satisfy a list of selection criteria, which includes size, growth rates, similar financial performance, leadership status in their industry, and reputation for innovation, not all of which will be satisfied in any particular case. The Committee believes it is necessary to include in its review companies other than those included in the Dow Jones Securities Brokerage Group Index because the Company frequently recruits employees from outside the financial services industry, depending upon the specific skills required for the position. The Committee uses comparative data to set compensation targets that will provide executive officers with compensation that exceeds the average amounts paid to similar executives of comparable companies in years in which the Company achieves superior performance, and in the payment of compensation below the average of amounts paid to similar executives of comparable companies in years in which the Company fails to achieve superior performance. However, in certain cases the Committee also may make discretionary and subjective determinations of the appropriate amounts under the circumstances, to reflect, for example, the Company's philosophy of relying on specific executive officers to direct specific customer enterprises. With respect to executive officers other than the Chairman, the Committee places considerable weight upon the recommendations of the Chairman and, where appropriate, the President.

THE IMPORTANCE OF OWNERSHIP

    A fundamental tenet of the Company's compensation policy is that significant equity participation creates a vital long-term partnership between management/owners and other stockholders. Through the Profit Sharing Plan and various stock incentive plans, the benefits of equity ownership are extended to executive officers and employees of the Company and its subsidiaries. As of March 10, 1995, the directors of the Company and executive officers and other senior officers of the Company and its subsidiaries owned an aggregate of 24,755,773 shares, and had the right to acquire an additional 2,743,575 shares upon the exercise of employee stock options which were exercisable on March 10, 1995 or within sixty days thereafter. In addition, the Profit Sharing Plan held 9,161,544 shares. These interests, exclusive of outstanding options, represent in the aggregate 40% of the outstanding capital stock of the Company. The Company intends to continue its strategy of encouraging its employees to become stockholders.

    The chart which follows this report compares changes in the Company's cumulative total returns with those of the S&P 500 Index and the Dow Jones Securities Brokers Industry Group Index. From December 31, 1989 through December 31, 1994, the cumulative total return of the Company's stock was 491 percent. By comparison, in the same period the Dow Jones Securities Brokers Industry Group Index grew 134 percent and the S&P 500 Index grew 52 percent. The Committee believes that the executive officers' equity participation in the Company is a meaningful factor contributing to the Company's success.

COMPANY PERFORMANCE OBJECTIVES

    The Company has established three corporate performance objectives, based on net revenue growth, profit margins and return on stockholders' equity ("ROE"), which determine the size of payments under the Company's variable compensation plans. The Company's performance objectives in 1994 were to achieve over the long-term 20 percent annual net revenue growth, 10 percent after-tax profit margin and 20 percent ROE.

    The Company's success in achieving these performance objectives is not only dependent upon effective management, but is also influenced by a broad range of factors, including competition, market growth, trading levels, industry trends and economic conditions. To achieve, on average, 20 percent annual growth in net revenue, the Company must focus on its customers, their needs and expectations, and deliver innovative products and services that compete effectively in the marketplace. The Company believes that to maintain, on average, 10 percent after-tax profit margins, it must offer quality products and services and control expenses. Whether the Company is able to achieve, on average, 20 percent ROE depends in part on whether its executive officers are successful in the development and execution of strategic long-term investments.

ANNUAL BASE SALARY

    The Company believes that base salary is frequently a significant factor in attracting, motivating and retaining competent and skilled executive officers. To maintain a competitive advantage, the Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by the other companies it reviews. (See "Compensation Policies.")

VARIABLE COMPENSATION

    CORPORATE EXECUTIVE BONUS PLAN. The Corporate Executive Bonus Plan, which was formerly known as the Annual Executive Bonus Plan, pays bonuses each year to executive officers based on the Company's performance. If the Company's net revenue growth and profit margin objectives are achieved, the bonus plan is paid out at 100 percent of all participants' bonus targets. Targets are expressed as a percentage of base salary, which are determined by the Committee based on the factors discussed above (see "Compensation Policies"). To the extent the Company's actual performance varies from the objectives, bonus plan payments are adjusted upward, to a maximum of 200 percent of participants' targets, or downward. In general, a percentage change in after-tax profit margin from the stated objective will have a greater impact on the determination of bonus payments than will a percentage change in the net revenue growth rate. In 1994, the Company achieved an after-tax profit margin of 13 percent versus its 10 percent objective and net revenue growth of 10 percent versus its objective of 20 percent. Based on attainment of these objectives, executive officers received bonuses in excess of 100 percent of their target bonus amounts in 1994. The Committee has adopted amendments to this plan, which are subject to the approval of Stockholders, and which will affect the compensation of executive officers in 1995 and thereafter. (See "Approval of Amendments to the Corporate Executive Bonus Plan.")

    ANNUAL  EXECUTIVE  INDIVIDUAL  PERFORMANCE  PLAN.    The  Annual   Executive
Individual Performance Plan pays bonuses to executive officers other than the Chairman, Vice Chairman and President based on a subjective determination of each such officer's individual contribution to the attainment of the Company's performance objectives, made by the Committee upon the recommendation of the Chairman and President. In general, such recommendations are based in significant part upon such officer's success in achieving specific goals identified in such officer's business plan. The amount available for payments under the plan is equal to 110% of the aggregate bonuses payable under the Corporate Executive Bonus Plan to all executive officers other than the Chairman, Vice Chairman and President. Consequently, although individual bonuses under the plan may vary in recognition of individual achievements, executive officer bonuses in the aggregate under the plan are based strictly on the Company's performance relative to its objectives as stated in the Corporate Executive Bonus Plan.

    LONG-TERM INCENTIVE PLAN ("LTIP"). In 1991, the Compensation Committee adopted an LTIP which provides for a cash distribution equal to a percentage, that varies based on the ROE level achieved, of cumulative pre-tax, pre-LTIP Company earnings for the four-year period ending December 31, 1994. Eligibility to participate in the LTIP and the number of participation units awarded to each participant were determined by the Committee upon the recommendation of the Chairman and, where appropriate, the then President. The total amounts payable under LTIP on account of the full four year LTIP period to the named executive officers are reported in the Summary Compensation Table.

    The Committee has determined not to adopt a renewed cash-based LTIP in 1995. Instead, the Committee, consistent with its policy, intends that the Company will rely solely on stock-based incentives to serve as a long-term incentive for its executive officers. Because executive officers provide the leadership, vision, long-term planning and growth initiatives needed to sustain the Company's financial success, the Committee determined that executive officer long-term compensation should consist exclusively of equity-based incentives.

    1992 STOCK INCENTIVE PLAN. In 1992, the Board of Directors approved a stock incentive plan (the "1992 Plan") which was approved by the stockholders of the Company at the 1992 Annual Meeting and became effective on May 8, 1992. Under the 1992 Plan, stock option grants are made to executive officers by the Committee, based upon the factors discussed above (see "Compensation Policies").

    The Committee has adopted a policy of granting infrequent and large stock option awards to executive officers rather than annual, smaller grants. The Committee believes that large, but infrequent awards provide a more powerful incentive to executive officers to achieve sustained growth over the long term. As discussed above, the Committee intends that, following the expiration of LTIP on December 31, 1994, stock-based incentives will be the only long-term incentives payable to executive officers.

    Because the stock options granted in 1992 were intended to serve as a long-term incentive, additional stock options were not generally granted to executive officers in 1994. However, stock option grants were made to certain executive officers who were hired or promoted into executive management or promoted within executive management during 1994, or to reflect significant increases in an executive officer's responsibilities. During 1994, the Committee awarded additional stock options to the Company's President and Chief Operating Officer, David S. Pottruck, to reflect the increased responsibilities assumed by Mr. Pottruck in March, 1994. The Committee granted these options to Mr. Pottruck to make his long term compensation (including the options that had been granted to Mr. Pottruck in 1992) more comparable with amounts payable to officers with similar responsibilities at comparable companies.

CHAIRMAN'S COMPENSATION

    The Company's Chairman, Charles R. Schwab, is compensated based on an employment agreement that was entered into between the Company and Mr. Schwab (see "Employment Agreement and Name Assignment"), which expires on March 31, 1995. Under the terms of his Employment Agreement, Mr. Schwab receives a base salary which is adjusted upward as the Board deems appropriate, consistent with its policies for setting base salaries generally (see "Annual Base Salary"). Effective as of April 1, 1994, Mr. Schwab's annual base salary was increased to $800,000, which was determined by the Committee to be appropriate in light of Mr. Schwab's significant contributions to the Company's success.

    Mr. Schwab's payment under the Corporate Executive Bonus Plan for 1994 was $826,581. This amount was determined, as with all executive officers, by applying the plan rate to Mr. Schwab's target bonus, which target bonus was determined by the Committee based on the factors discussed above (see "Compensation Policies"). In addition, under the terms of Mr. Schwab's Employment Agreement, Mr. Schwab received an additional bonus of $1,673,419. The Employment Agreement provides that the aggregate value of all cash bonuses paid to Mr. Schwab with respect to any fiscal year shall not exceed the lesser of $2.5 million or 4 percent of the pre-tax net income of the Company. Since 1991, the limit on Mr. Schwab's bonus payments has been $2.5 million, which has been a declining percentage of pre-tax net income of the Company. At Mr. Schwab's request, he does not participate in the LTIP and all of his long-term compensation, therefore, is received in the form of equity participation. Mr. Schwab did not receive a grant of stock options during 1994.

    The Committee believes that it would be in the best interests of the Company and its stockholders to renew and renegotiate Mr. Schwab's employment agreement with the Company, and has approved a revised employment agreement that would take effect March 31, 1995, subject to approval of the Company's stockholders. Under the new employment agreement, the amount of cash bonuses payable to Mr. Schwab would depend upon the Company's achievement of specified performance targets based on net revenue growth and pretax profit margin. Thus, the basis on which such bonuses are paid to Mr. Schwab would be similar in nature to the basis on which bonuses are payable to the Company's executive officers generally. See "Approval of Employment Agreement Between The Charles Schwab Corporation and Charles R. Schwab."

TAX LAW LIMITS ON EXECUTIVE COMPENSATION

    The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. The Company believes that it is in the best interests of its stockholders to structure compensation plans to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. Accordingly, the Company's Corporate Executive Bonus Plan, Long Term Incentive Plan, as amended, and 1992 Stock Incentive Plan were approved by the stockholders in 1994, and the Company is currently seeking stockholder approval of amendments to its Corporate Executive Bonus Plan. (See "Approval of Amendments to the Corporate Executive Bonus Plan.") The Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under
Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

                                        Compensation Committee of the Board of
                                        Directors

                                        Roger O. Walther, CHAIRMAN
                                        C. Preston Butcher
                                        Stephen T. McLin

                               PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Brokerage Group Index, each of which assumes an initial investment of $100 and reinvestment of dividends.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG
               THE CHARLES SCHWAB CORPORATION, S&P 500 INDEX AND
     DOW JONES SECURITIES BROKERAGE GROUP INDEX OVER FIVE YEAR PERIOD ENDED
                              DECEMBER 31, 1994**

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                             DEC-89     DEC-90     DEC-91     DEC-92     DEC-93     DEC-94
The Charles Schwab Corporation                    100         83        334        290        543        591
Dow Jones Securities Brokerage Group Index        100         92        199        206        265        234
S&P 500 Index                                     100         97        126        136        150        152

------------------------
   * Total return assumes reinvestment of dividends.
  ** Information presented as of the end of each fiscal year ended December 31.

                    EMPLOYMENT AGREEMENT AND NAME ASSIGNMENT

    As a condition to making the $150 million loan for the Company's leveraged acquisition of Schwab in March 1987, the Company's senior bank lenders required that Mr. Schwab enter into an employment agreement with the Company and assign to the Company certain rights to use his name and likeness. The resulting Employment Agreement, which was ratified in March 1988 by the Company's non-employee directors, has an eight-year term expiring on March 31, 1995, and provides that Mr. Schwab: will receive an annual base salary of not less than $450,000, subject to upward adjustment by the Company's Board of Directors and to be reviewed at least annually by the Board; will participate in all compensation and fringe benefit programs made available to other senior executives; and may participate in other fringe benefits and a supplemental cash bonus plan as approved by the Board in its discretion. The annual supplemental cash bonus may not exceed the lesser of $2.5 million or four percent of the pre-tax net income of the Company computed on a consolidated basis. The compensation and other benefits may not be less than those being received by Mr. Schwab on March 31, 1987 (excluding compensation paid or accrued under Schwab's Long-Term Incentive Plans I and II, which were terminated in 1987) and also may not be less than those received during the term of the agreement by other persons rendering comparable services to the Company or Schwab.

    The Employment Agreement further provides that certain continuing compensation and benefits will be paid or provided to Mr. Schwab or his immediate family or estate in the event that his employment is terminated involuntarily, other than for cause, prior to March 31, 1995. For these purposes, "cause" is defined as a substantial breach of the express terms of the Employment Agreement or willful engaging by Mr. Schwab in gross misconduct materially and demonstrably injurious to the Company. Mr. Schwab's resignation following a material change, attempted or actually made without Mr. Schwab's consent, in his capacities or duties at Schwab or the Company is included in the definition of "involuntary termination." If the involuntary termination is for reasons other than death, disability or cause, Mr. Schwab will be entitled to receive, through the term of the Agreement, all compensation and benefits to which he would have been entitled had he not been terminated, including his base salary and participation in all bonus, incentive and other compensation benefit plans for which he was or would have been eligible (subject to the minimums described in the preceding paragraph). If the involuntary termination is by reason of death or disability, compensation and benefits, other than base salary and health and other insurance, are to be paid only to the extent accrued through the date of termination, without reduction for any vesting requirement.

    The Company has determined that it would be in its best interests to renew its Employment Agreement with Mr. Schwab, and accordingly has entered into a New Employment Agreement, effective March 31, 1995, subject to approval by the stockholders. (See "Approval of The Employment Agreement Between The Charles Schwab Corporation and Charles R. Schwab.")

    The Company and Schwab also are parties to an Assignment and License agreement with Mr. Schwab (the "Name Assignment") that was approved in July 1987 by the Company's non- employee director. Pursuant to the Name Assignment, Mr. Schwab has assigned to the Company all service mark, trademark, and trade name rights in and to Mr. Schwab's name (and variations thereon) and likeness, subject to Mr. Schwab's perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business. In addition, Mr. Schwab will be entitled to use his likeness in the financial services business, beginning immediately after any termination of his employment for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio programs and television programs, and also financial planning, provided in the case of financial planning only that it may not be in direct competition with any business in which the Company is then engaged or plans to enter within three months) and beginning two years after any termination of his employment for all other purposes, provided that Mr. Schwab may not use his likeness in a way that causes confusion as to whether the Company is involved with goods or services actually marketed by Mr. Schwab or by third parties unrelated to the Company. Subject to the same prohibition against actual confusion of customers, Mr. Schwab at all times will be able to use his own name to identify himself but not as a service mark, trademark or trade name in the financial services business. The "financial services business" is defined in the Name Assignment as the business in which Schwab is currently engaged and any additional and related businesses in which the Company or Schwab is permitted to engage under rules and regulations of applicable regulatory agencies. The Company's right to assign or license the right to use Mr. Schwab's name and likeness are severely constrained during Mr. Schwab's lifetime.

    No cash consideration is to be paid to Mr. Schwab for the Name Assignment while he is employed by the Company or, after that employment terminates, while he is receiving compensation pursuant to an employment agreement with the Company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three tenths of one percent (0.3%) of the aggregate net revenues of the Company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2,000,000 per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area during specified months in 1987, and they will terminate if the Company and its subsidiaries cease using the name and likeness.

    The Name Assignment is not affected by the provisions of Mr. Schwab's New Employment Agreement.

                              CERTAIN TRANSACTIONS

    Certain directors and executive officers maintain margin trading accounts with Schwab. Extensions of credit in such accounts were made in the ordinary course of Schwab's business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. To the extent any employees of the Company wish to purchase Common Stock in brokerage transactions, they ordinarily are required to do so through Schwab. Schwab offers its employees a 20% discount on its standard commission rates for all brokerage transactions.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche as the Company's independent certified public accountants for the current fiscal year. Through its predecessor, Deloitte Haskins & Sells, Deloitte & Touche has served as the accountants for the Company or Schwab since 1976. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement.

                             STOCKHOLDER PROPOSALS

    Any stockholder proposal submitted to be included in the proxy materials distributed by the Company in connection with the 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than November 24, 1995.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MARY B. TEMPLETON
                                          CORPORATE SECRETARY

March 24, 1995
San Francisco, California

PROXY                    THE CHARLES SCHWAB CORPORATION                    PROXY

           This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on May 8, 1995

     The undersigned hereby appoints Charles R. Schwab and Lawrence J. Stupski, or either of them, proxies with full power of substitution in each to represent and to vote, in accordance with the instructions set forth in this proxy, the number of shares of common stock of The Charles Schwab Corporation set forth on the reverse side, which shares the undersigned has the power to vote at the Annual Meeting of Stockholders to be held on May 8, 1995, or at any adjournment thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

     THIS PROXY ALSO RELATES TO SHARES HELD UNDER THE CHARLES SCHWAB CORPORATION DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.

     Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope or otherwise to P. O. Box 830, Chicago, IL 60690-9972 so that your shares can be represented at the meeting.

                         THE CHARLES SCHWAB CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


This Proxy will be voted as directed. If no direction is made, it will be voted "FOR" the proposals set forth below. The Board of Directors recommends a vote "FOR" the proposals.

1. Election of Directors--

   Nominees:  Charles R. Schwab, Lawrence J. Stupski, David S. Pottruck, Nancy
H. Bechtle, C. Preston Butcher, Donald G. Fisher, Anthony M. Frank, James R. Harvey, Stephen T. McLin, and Roger O. Walther.

/ / FOR        / / WITHHOLD        / / FOR ALL (Except Nominee(s) written below)


                          ------------------------------------------------------

2. Approval of the Employment Agreement between The Charles Schwab Corporation and Charles R. Schwab.

/ / FOR        / / WITHHOLD        / / ABSTAIN

3.   Approval of the Amendments to the Annual Executive Bonus Plan.

/ / FOR        / / WITHHOLD        / / ABSTAIN


                                        Dated:                             ,1995
                                              -----------------------------

                                        Signatures:
                                                   -----------------------------

                                        ----------------------------------------
                                       NOTE: Please sign exactly as
                                       name appears hereon.  Joint
                                       owners should each sign.  When
                                       signing as a fiduciary or for
                                       an estate, trust, corporation
                                       or partnership, your title or
                                       capacity should be stated.

              DIRECTION TO PURCHASING AGENT, CHARLES SCHWAB PROFIT
                                     SHARING
                       AND EMPLOYEE STOCK OWNERSHIP PLAN

To: Bankers Trust Company of California, N.A.

     I direct you as Purchasing Agent of the Charles Schwab Profit Sharing and Employee Stock Ownership Plan to vote (in person or by proxy) as I have indicated on the reverse side all shares of The Charles Schwab Corporation stock allocated to my ESOP account or in which I have a proportionate interest under my Profit Sharing and/or Salary Deferral 401(k) accounts at the Annual Meeting of Stockholders of The Charles Schwab Corporation on May 8, 1995. You may vote according to your discretion (or that of your proxy holder) on any other matter that may properly come before the meeting.

                                   Your vote is important!  Please sign
                                   and date on the reverse and return
                                   promptly in the enclosed postage-
                                   paid envelope to Bankers Trust
                                   Company, Box 1997, G.P.O., New York,
                                   N.Y.  10116-1997 so that your shares
                                   can be represented at the meeting.

(Continued and to be signed and dated on reverse side.)

(Continued from reverse side)

/X/  Please mark vote as in this example.

I have checked the appropriate boxes below. If I return this card without marking my specific choice in the boxes below, you will vote "FOR" the proposals. The Board of Directors recommends a vote "FOR" the proposals.

1.   Election of Directors--

 Nominees: Charles R. Schwab, Lawrence J. Stupski, David S. Pottruck, Nancy H. Bechtle, C. Preston Butcher, Donald G. Fisher, Anthony M. Frank, James R. Harvey, Stephen T. McLin, and Roger O. Walther.

/ / FOR                  / / WITHHELD             / / FOR, except vote withheld
 all nominees             from all nominees      from the following nominee(s):

--------------------------------------------------------------------------------

2. Approval of the Employment Agreement between The Charles Schwab Corporation and Charles R. Schwab.

/ / FOR        / / WITHHOLD        / / ABSTAIN

3.   Approval of the Amendments to the Annual Executive Bonus Plan.

/ / FOR        / / WITHHOLD        / / ABSTAIN


                                             Dated:                        ,1995
                                                   ------------------------

                                             ------------------------------
                                                       Signature

                                   Please sign exactly as name appears hereon.

                         [BUSINESS REPLY U.S. POSTCARD]

                          ANNUAL MEETING TICKET REQUEST

DEAR STOCKHOLDER:

Please provide your name and address below or call (415) 296-5153, if you plan to attend the Annual Meeting in San Francisco on May 8, 1995, and an admission ticket will be sent to you.

---------------------------------------------------------------------------
NAME

---------------------------------------------------------------------------
ADDRESS

---------------------------------------------------------------------------
CITY                          STATE               ZIP


To help us address your questions at the Annual Meeting, please write them in the space below and return this postcard back to us by April 30, 1995.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
---------------------------------------------------------------------------

[LOGO]

                                                                  March 24, 1995

Dear Plan Participant:

     As an owner of The Charles Schwab Corporation (the "Company") through the Charles Schwab Profit Sharing and Employee Stock Ownership Plan (the "Plan"), you have an interest in the Company's Annual Meeting of Stockholders to be held on May 8, 1995.

     You have the opportunity to direct the Plan Trustee's Purchasing Agent to vote the shares of common stock allocated to your ESOP account and/or in which you have a proportionate interest under your Profit Sharing and/or Salary Deferral 401(k) accounts (the "Plan Shares"). Enclosed are a Proxy Statement describing the proposals under consideration and a Direction to Purchasing Agent with respect to the voting of your Plan Shares. The Company's Board of Directors recommends that you vote "FOR" the proposals.

     Please complete, sign and return the enclosed Direction to Purchasing Agent in the envelope provided. If you sign and return it without making any specific voting directions, your Plan Shares will be voted in accordance with the Board of Directors' recommendations. The Direction to Purchasing Agent also gives the Purchasing Agent the authority to vote on your behalf at its discretion (or that of the Purchasing Agent's proxy holder) on any other matters which may properly come before the meeting.

     If you don't sign and return your Direction to Purchasing Agent, your Plan Shares will not be voted unless the Purchasing Agent is required by applicable law to exercise its discretion to vote such shares.

     Participants who own shares of the Company's common stock by means other than the Plan will receive a separate proxy for voting of those shares.

     To ensure that your Plan shares are represented and voted at the meeting, your signed Direction to Purchasing Agent must be received by May 4, 1995.

     We urge you to exercise your voting rights. If you have questions about your stockholder's rights or the Direction to Purchasing Agent, please call Pamela Herlich at (415) 296-5153.

                              Sincerely,

                              /s/ ED VALENCIA
                              Luis E. Valencia
                              Executive Vice President, Human Resources

EXHIBIT TO PROXY STATEMENT DATED MARCH 24, 1995 AND FILED BY THE CHARLES SCHWAB CORPORATION IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, MAY 8, 1995

The following is submitted pursuant to Instruction 3 of Item 10 of Schedule 14A and is not a part of the Proxy Statement and has not been delivered to Stockholders with the Proxy. This exhibit consists of the plan documents of the Employment Agreement between The Charles Schwab Corporation and Charles R. Schwab, which has been submitted to Stockholders for approval, and the Corporate Executive Bonus Plan, amendments to which have been presented to Stockholders for approval.

                              EMPLOYMENT AGREEMENT

     This Agreement is made and entered into as of March 31, 1995 by and between The Charles Schwab Corporation, a Delaware Corporation (hereinafter referred to as the "Company"), and Charles R. Schwab, an individual hereinafter referred to as the "Executive") effective March 31, 1995.

WITNESSETH:

     WHEREAS, the Company desires to reward the Executive for his continuing contribution to the Company and provide additional security for the Executive and to provide an inducement to the Executive to remain with the Company and not to engage in competition with it.

     NOW THEREFORE, in consideration of the mutual obligations herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.   EMPLOYMENT

     (a) The Company hereby employs the Executive to render services to the Company in the positions of Chairman of the Board and Chief Executive Officer, in the capacity defined in the By-laws of the Company, as may be amended from time to time. The Executive shall perform such duties commensurate with his position and shall have full authority and responsibility, subject to the control of the Board of Directors, for the overall strategic direction, management, and leadership of the Company.

     (b) Throughout the term of this Agreement, the Executive shall devote his full business time and undivided attention to the business and affairs of the Company and its subsidiaries, except for reasonable vacations and except for illness or incapacity, but nothing in the Agreement shall preclude the Executive from devoting reasonable periods required for serving, as appropriate, on Boards of Directors of other companies, and from engaging in charitable and public service activities provided such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement.

2.   TERM

This Agreement shall commence on March 31, 1995, and shall continue through March 31, 2000, subject to the terms and conditions herein set forth. Beginning on March 31, 1996, and on each subsequent anniversary of this date, one year shall be added to the term of the Agreement, unless, prior to such anniversary, the Company or the Executive has notified the other party hereto that such extension will not become effective.

3.   COMPENSATION

For services rendered by the Executive during the term of this Agreement, and for his performance of all additional obligations of employment, the Company agrees to pay the Executive and the Executive agrees to accept the following salary, other compensation, and benefits:

     (a) Base Salary. During the term of this Agreement, the Company shall pay the Executive in periodic installments, a base salary at the annual rate of $800,000, such base salary to be reviewed on March 31, 1996, and on each subsequent anniversary, taking into account, among other things, individual performance, competitive practice, and general business conditions.

     (b) Annual Incentive. In addition to the base salary provided in Section 3(a) above, the Executive shall be eligible to receive an annual incentive award based upon the Company's attainment of pre-established performance targets relative to specified performance standards. The performance standards upon which annual incentive payments will be earned shall be defined to include consolidated pretax profit margin (defined as net income before taxes, divided by net revenue) and annual net revenue percentage growth of the Company.

For each fiscal year during the term of this Agreement, the Executive's incentive opportunity shall be computed as the amount of total cash compensation earned pursuant to the formula-based matrix, which shall be adopted each year by the Compensation Committee of the Board of Directors of the Company, minus the Executive's actual base salary paid during that year. For the 1995 fiscal year, the target total annual cash compensation amount (including base salary) is $3,500,000; therefore, the incentive target is $2,700,000 for achieving specified pretax profit margin and revenue growth objectives.

The formula-based matrix, as amended at the sole discretion of the Board of Directors, shall be the sole basis for determining the Executive's annual incentive award. For each calendar year for which this Agreement is in effect, beginning with the calendar year 1996, the interior values in the formula-based matrix shall be increased by a fraction, based on the U.S. Consumer Price Index (for all consumers, as published by the Bureau of Labor Statistics); provided that no interior value shall be increased above $12 million. The fractional increase shall be the CPI for that year divided by the CPI for calendar year 1995. The Compensation Committee of the Board shall annually review and approve the performance standards and targets with respect to the Executive's incentive opportunity, which review and approval shall be completed no later than the 90th day of the Company's fiscal year for which such incentive opportunity may be earned.

     (c) Long-Term Incentive. The Executive will be considered for stock options in accordance with the Company's 1992 Stock Incentive Plan, as amended, or any successor thereto ("Stock Option Program") and any other long-term incentives offered to other executives of the Company from time to time during the term of this Agreement.

     (d) Benefits. The Executive shall be entitled to participate, as long as he is an employee of the Company, in any and all of the Company's present or future employee benefit plans, including without limitation pension plans, thrift and savings plans, insurance plans, and other benefits that are generally applicable to the Company's executives; provided, however, that the accrual and/or receipt by the Executive of benefits under and pursuant to any such present or future employee benefit plan shall be determined by the provisions of such plan.

     (e) Perquisites. The Executive will be provided such additional perquisites as are customary for senior level executives of the Company provided that each perquisite is approved by the Board of Directors.

     (f) Business Expenses. The Executive will be reimbursed for all reasonable expenses incurred in connection with the conduct of the Company's business upon presentation of evidence of such expenditures, including but not limited to travel expenses incurred by the Executive in the performance of his duties, security for the Executive, his family, and principal residence, professional organization dues, and club initiation fees, dues and expenses.

     (g) Any annual incentive award earned by Executive under this Section 3 shall be paid as soon as reasonably practical after the end of the Company's fiscal year end; provided, however, that if any such payment would be nondeductible to the Company under Internal Revenue Code Section 162(m), then any nondeductible amounts shall be deferred from year to year until the payment of such amounts is deductible by the Company.

4.   TERMINATION OF EMPLOYMENT

     (a) Resignation. Notwithstanding Section 2 hereof, this Agreement may be terminated by the Executive at any time upon six (6) months written notice of resignation by the Executive to the Company, and in such event any payments pursuant to Section 3 and 4 of this Agreement shall automatically terminate (except for the Company's obligations relating to voluntary termination under its compensation and benefit plans, as specified in the various plan documents, and the Executive's obligations set forth in Section 5). Subsequent payments may be made to the Executive as provided pursuant to Section 6 of this Agreement.

     (b) Termination by the Company Other Than for Cause. Termination of the Executive by the Company other than for Cause, as defined in Section 4(c) below, shall cause the Company to make payments to the Executive hereunder pursuant to the provisions of this Section 4(b). Such a termination shall require at least sixty (60) business days' prior notice and must be signed by at least three-fourths (3/4) of all the non-employee members of the Board of Directors.

Notwithstanding anything to the contrary contained in the Stock Option Program or any agreement or document related thereto, the Executive's total outstanding and unvested shares and/or options under the Stock Option Plan shall at the date of termination be deemed to be 100% vested. No further grants of stock or options shall be made under the Plan after such termination.

With respect to base salary and annual incentive compensation, the Company's obligation shall be to pay the Executive, according to the terms of this Agreement and for a period of thirty-six (36) months, an amount equal to the annual salary and incentive paid to the Executive [at the bonus level for the year prior to which such termination occurs unless performance of the Company as defined in the matrix referenced in Section 3(b) is better in the year of termination, in which event such bonus shall be based on the matrix calculation as described in Section 3(b)], such annual amounts to be paid in equal monthly installments.

During the 36-month severance payment period, the Executive shall be entitled to all payments, benefits and perquisites as provided for in this Agreement, and office space and secretarial support comparable to that provided to the Executive during his employment by the Company. The Executive shall be entitled to all payments and benefits as provided for in this Section for a period of thirty-six (36) months.

If the Board of Directors fails to reelect the Executive to a position comparable to that described in Section 1(a) of this Agreement or, without terminating the Executive's employment, removes the Executive from his position for reasons other than Cause, substantively reduces the Executive's duties and responsibilities, reduces his pay and/or benefits, forces relocation, or requires excessive travel, then the Executive may, by notice to the Company, treat such action or removal as a termination of the Executive by the Company pursuant to this Section 4(b).

In the event of the Executive's death before the completion of the payments pursuant to this Section 4(b), the remaining payments hereunder shall be made to the beneficiary or beneficiaries designated by the Executive to the Company in writing or, absent such a designation, to his estate.

     (c) Termination by the Company for Cause. The Company may terminate the Executive's employment for Cause if the Executive has committed a felonious act, or the Executive, in carrying out his duties hereunder has been willfully and grossly negligent or has committed willful and gross misconduct resulting, in either case, in material harm to the Company. An act or omission shall be deemed "willful" only if done, or omitted to be done, in bad faith and without reasonable belief that it was in the best interest of the Company. In the event of termination of the Executive by the Company for Cause, the Executive shall no longer be entitled to receive any payments or any other rights or benefits under this Agreement.

     (d) Disability. In the event the Executive's employment terminates due to total and permanent disability (for the purposes of this Agreement "disability" shall have the same meaning as applies under the Company's Long-Term Disability
Plan), he will continue to receive the same base salary and benefits which he was receiving prior to such disability for 36 months, offset by payments under the Company's Long-Term Disability Plan. In addition, he shall receive a pro-rated annual incentive payment for the year in which his employment is terminated, based on the formula described in Section 3(b).

     (e) Death. In the event of the death of the Executive during the term of this Agreement, the rights and benefits under employee benefit plans and programs of the Company, including life insurance, will be determined in accordance with the terms and conditions of such plans and programs as in effect on his date of death. In such event, the Company shall pay in a lump sum to the Executive's estate an amount equal to five times the then current rate of the Executive's base salary, and no further payments shall be required pursuant to this Agreement.

     (f) Change in Control. In the event of a change in control of the Company, as set forth below, the Executive may at any time and in his complete discretion during a 24-month period following a change in control, elect to terminate his employment with the Company. For purposes of this Agreement, a "change in control" shall mean a change in ownership of the Company that would be required to be reported in response to Item 1(a) of a Current Report on Form 8-K pursuant to the Securities and Exchange Act of 1934 ("Exchange Act"), as in effect on the date hereof, except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote in the election of directors of the Employer or the Company ("Voting Stock") prior to said combination, own 75% or more of the resulting entity's Voting Stock shall not be considered a change in control for the purposes of this Agreement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company is or becomes the beneficial owners (as that is used in Section 13(d) of the Exchange Act), directly or indirectly, of 30% or more of the Voting Stock of the Company or its successor; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company ("Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that any person becoming a director of the Company after the beginning of the period whose election was approved by a vote of at least three-quarters of the directors comprising the incumbent Board shall, for the purposes hereof, be considered as though he were a member of the incumbent Board; or (iii) there shall occur the sale of all or substantially all of the assets of the Company. Notwithstanding anything in the foregoing to the contrary, no change in control of the Company shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Executive, or a group of persons which includes the Executive acquiring, directly or indirectly, more than 30 percent of the combined voting power of the Company's outstanding securities. If any of the events constituting a change in control shall have occurred during the term hereof, the Executive shall be entitled to the privilege provided in subparagraph (f) herein to terminate his employment. Any termination by the Executive pursuant to this Section shall be communicated by a written "Notice of Termination."

If, following a change in control, the Executive shall for any reason voluntarily terminate his employment during the 24-month period following a change in control, then the Company shall pay base salary up to the date of termination and a prorated annual incentive award based on the calculated bonus for the year in which termination occurred, as defined in Section 3(b), in a lump sum on the thirtieth (30th) day following the Date of Termination.

5.   COVENANT NOT TO COMPETE

     (a) As a material inducement to the Company's entering into this Agreement, the Executive agrees that during the term of this Agreement, he will not become associated with, render service to or engage in any other business competitive with any existing or contemplated business of the Company or its subsidiaries, except that the Executive may serve as a member of the board of directors of other companies or organizations, provided that he provides written notice to the Board of each significant activity, and that he will do nothing inconsistent with his duties and responsibilities to the Company.

     (b) If the Executive voluntarily resigns from the employ of the Company prior to the expiration of the term of this Agreement, he specifically agrees that for a period of five (5) years commencing with the date of his voluntary resignation he will not engage in or perform any services either on a full-time or a part-time or on a consulting or advisory basis for any business organization that is in competition with the Company at the time such services are being performed by Executive, with the exception that this Section 5(b) shall not apply in the event the Executive resigns voluntarily following a change in control of the Company as defined in Section 4(f).

     (c) The Executive will not at any time, whether while employed by the Company or after voluntary or involuntary termination or after retirement, reveal to any person, firm or entity any trade or business secrets or confidential, secret, or privileged information about the business of the Company or its subsidiaries or affiliates except as shall be required in the proper conduct of the Company's business.

6.   CONSULTING ARRANGEMENT

Following a voluntary termination of employment pursuant to Section 4(a) and 4(f), or an involuntary termination subsequent to a change in control of the Company, for any reason but during a 24-month period following a change in control as defined in Section 4(f), after the Executive ceases to render services as the Chief Executive Officer, he may in his sole discretion elect to act as a consultant to the Company for a period of five (5) years. During this period of consulting services, the Executive shall, at reasonable times and places, taking into account any other employment or activities he may then have, hold himself available to consult with and advise the officers, directors, and other representatives of the Company. As compensation therefore, the Executive shall be entitled to receive, and Company shall pay, an annual amount equal to seventy-five percent (75%) of his annual base salary rate in effect immediately prior to his termination of employment, but in no event an annual amount to exceed $1,000,000, for each year of such period, payable in equal monthly installments.

7.   WITHHOLDING

All amounts payable hereunder which are or may become subject to withholding under pertinent provisions of law or regulation shall be reduced for applicable income and/or employment taxes required to be withheld.

8.   MISCELLANEOUS

     (a) This Agreement supersedes any prior agreements or understandings, oral or written, with respect to employment of the Executive and constitutes the entire Agreement with respect thereto; provided, however, that nothing contained herein shall supersede that certain Assignment and License Agreement entered into as of March 31, 1987, as amended. This Agreement cannot be altered or terminated orally and may be amended only by a subsequent written agreement executed by both of the parties hereto or their legal representatives, and any material amendment must be approved by a majority of the voting shareholders of the Company.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     (c) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. In that this constitutes a personal service agreement, it may not be assigned by the Executive and any attempted assignment by the Executive in violation of this covenant shall be null and void.

     (d) For the purpose of this Agreement, the phrase "designated beneficiary or beneficiaries" shall include the estates of such beneficiaries in the event of their death before the receipt of all payments under this Agreement and shall also include any alternate or successor beneficiaries designated in writing to the Company by the Executive.

     (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions, which shall remain in full force and effect.

     (f) The Section and Paragraph headings contained herein are for reference purposes only and shall not in any way affect the meanings or interpretation of this Agreement.

     (g) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.

     (h) Any notices, requests or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal offices.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.



                              Company:
ATTEST                           THE CHARLES SCHWAB CORPORATION


By:  /s/ Mary B. Templeton                   By:  /s/ Luis E. Valencia
     -------------------------                    -------------------------
     Corporate Secretary
                                        Title:  Executive Vice President --
                                                Human Resources
                                                ---------------------------

                                    Executive:  /s/ Charles R. Schwab
                                                ---------------------------
                                                Charles R. Schwab

                         THE CHARLES SCHWAB CORPORATION
                         CORPORATE EXECUTIVE BONUS PLAN

                         THE CHARLES SCHWAB CORPORATION
                         CORPORATE EXECUTIVE BONUS PLAN

I.   Purposes

The purposes of this Corporate Executive Bonus Plan (the "Plan") are: (a) to provide greater incentive for key executives continually to exert their best efforts on behalf of The Charles Schwab Corporation (the "Company") by rewarding them for services rendered with compensation that is in addition to their regular salaries; (b) to attract and to retain in the employ of the Company persons of outstanding competence; and (c) to further the identity of interests of such employees with those of the Company's shareholders through a strong performance-based reward system.

II.  Form of Awards

1. Incentive compensation awards under this Plan shall be granted in cash, less any applicable withholding taxes.

III. Determination of Awards

1. Incentive awards for participants other than the President shall be determined quarterly according to a Corporate Performance Payout Matrix that shall be adopted at the beginning of each year by the Compensation Committee of the Board of Directors (the "Committee"). The Management Committee Corporate Performance Payout Matrix shall use net revenue growth and consolidated pretax profit margin as the financial performance criteria to determine awards. Awards shall be defined by reference to a target percentage of base salary determined, from time to time, by the Committee. Payouts described in this subsection shall be calculated and paid on a quarterly basis, based on year-to-date performance compared with the comparable period in the preceding year.

2. With respect to payments made pursuant to Section III.1, the amount of base salary included in the computation of incentive awards shall not exceed 250% of the base salary in effect for the officer holding the same or substantially similar position on March 31, 1995. In addition, the maximum target incentive percentage shall be 100% of base salary for the Vice Chairman and 50% of base salary for the remaining participants (other than the President), and the maximum award for such individuals shall be 300% of the

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individual's target award.

3. Incentive awards for the President shall be determined in accordance with a Corporate Performance Payout Matrix that shall be adopted at the beginning of each year by the Committee. The Committee shall determine the President's award each year, up to the maximum amount defined by the matrix for a given level of performance. This matrix may, if the Committee deems appropriate, differ from that described in Subsection III.1. However, the performance criteria shall be the same as referred to above. Payouts for the President shall be made on an annual basis, based on the Company's results for the full year.

4. The maximum award payable for the President under this plan shall be no more than 500% of his target incentive award. The target incentive amount shall be determined each year by the Committee, but may not exceed 300% of base salary. The amount of base salary taken into account for purposes of computing the target incentive award may not exceed 250% of the President's base salary as of March 31, 1995.

IV.  Administration

1. Except as otherwise specifically provided, the Plan shall be administered by the Committee. The Committee members shall be appointed pursuant to the Bylaws of the Company, and the members thereof shall be ineligible for awards under this Plan for services performed while serving on said Committee.

2. The decision of the Committee with respect to any questions arising as to interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be, in its sole and absolute discretion, final, conclusive and binding.

V.   Eligibility for Awards

1. Awards under the Plan may be granted by the Committee to those employees who have contributed the most in a general way to the Company's success by their ability, efficiency, and loyalty, consideration being given to ability to succeed in more important managerial responsibility in the Company. This is intended to include the President and Chief Operating Officer, Vice Chairman, Executive Vice Presidents, and from time to time, certain other officers having comparable positions.

No award may be granted to a member of the Company's Board of Directors except for services performed as an employee of the Company.

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2.   Except in the event of retirement, death, or disability, to be eligible for an award an employee shall be employed by the Company as of the date awards are calculated and approved by the Committee under this Plan.

3. For purposes of this Plan, the term "employee" shall include an employee of a corporation or other business entity in which this Company shall directly or indirectly own 50% or more of the outstanding voting stock or other ownership interest.

VI.  Awards

1. The Committee shall determine each year the payments, if any, to be made under the Plan. Awards for any calendar year shall be granted not later than the end of the first quarter of the calendar year, and payments pursuant to the Plan shall be made as soon as practicable after the close of each calendar quarter (or, in the case of the President, as soon as practicable after the close of each calendar year).

2. Upon the granting of awards under this Plan, each participant shall be informed of his or her award by his or her direct manager and that such award is subject to the applicable provisions of this Plan.

VII. Deferral of Awards

1. A participant in this Plan who is also eligible to participate in The Charles Schwab Corporation Deferred Compensation Plan may elect to defer payments pursuant to the terms of that plan.

VIII. Recommendations and Granting of Awards

1. Recommendations for awards shall be made to the Committee by the Chief Executive Officer and, with respect to participants other than the President and Vice Chairman, the President.

2. Any award shall be made in the sole discretion of the Committee, which shall take final action on any such award. No person shall have a right to an award under this Plan until final action has been taken granting such award.

IX.  Amendments and Expiration Date

While it is the present intention of the Company to grant awards annually, the Committee reserves the right to modify this Plan from time to time or to repeal the Plan entirely, or to direct the discontinuance of granting awards either temporarily or permanently; provided, however, that no modification of

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this plan shall operate to annul, without the consent of the beneficiary, an award already granted hereunder; provided, also, that no modification without approval of the stockholders shall increase the maximum amount which may be awarded as hereinabove provided.

X.   Miscellaneous

All expenses and costs in connection with the operation of this Plan shall be borne by the Company and no part thereof shall be charged against the awards anticipated by the Plan. Nothing contained herein shall be construed as a guarantee of continued employment of any participant hereunder. This Plan shall be construed and governed in accordance with the laws of the State of California.